Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), is made and entered into on December 20, 2016, by and among by CSRA Inc. (the “Company”) and Lawrence B. Prior III (“Executive”). This Agreement shall become effective as of the date hereof (the “Effective Date”).

1.EMPLOYMENT

1.Agreement and Term. The Company hereby employs Executive as its President and Chief Executive Officer, and Executive hereby accepts such employment and agrees to render such services to the Company, on the terms and conditions set forth in this Agreement. Unless terminated earlier as set forth in Section 3 herein, Executive’s employment and the term under this Agreement shall commence on the Effective Date and shall end on the third anniversary thereof (the “Term”); provided, however, that on the third anniversary of the Effective Date the Term may by mutual agreement of the parties be extended for an additional one (1) year period.
2.Position and Duties. Except as otherwise provided in this Agreement, during the Term of this Agreement, Executive shall serve as the President and Chief Executive Officer of the Company. The Executive is currently on the Board of Directors of the Company (the “Board of Directors” or the “Board”). During the Term, the Company shall nominate Executive for election to the Board and shall recommend his election to the Company’s shareholders each time his then term on the Board would expire. Executive shall report solely and directly to the Board of Directors and shall perform duties, undertake the responsibilities, and have the authorities customarily performed, undertaken and exercised by persons situated in a similar capacity at a similar company. Executive’s principal work location shall be at the Company’s offices in Falls Church, Virginia or such other location as Executive and the Company shall mutually agree (hereinafter the “Principal Place of Business”), provided that Executive may be required to travel as reasonably necessary in order to perform his duties and responsibilities hereunder. All employees shall report to Executive or his

Exhibit 99.1

designee. Executive shall also perform such other duties, commensurate with his position, as reasonably requested by the Board of Directors. During the Term of this Agreement, Executive shall devote his energy, ability, attention and skill to the business of the Company; provided, however, that the foregoing is not intended to preclude Executive from noncompetitive activities that are permitted under Section 1.3 hereof.
3.Executive shall devote all of his business time and attention to his duties on the Company’s behalf except for sick leave, vacations and approved leaves of absence; provided, however, that nothing shall preclude Executive from (i) managing his and his family’s personal investments and affairs, (ii) being involved in charitable activities and (iii) participating as a member of the board of directors or similar governing body of no more than one (1) not-for-profit company or institution and one (1) for-profit company which is either (A) identified to the Company not later than the Effective Date, and on whose board of directors or other governing body Executive serves on the Effective Date, or (B) not a direct competitor of the Company and approved by the Board in writing prior to Executive commencing service therewith (which approval shall not be unreasonably withheld or delayed); provided that in each case Executive shall not engage in activities inconsistent with the Company’s ethics codes and other conflicts of interests policies in effect from time to time or which materially interfere with the performance of Executive’s duties under this Agreement.

2.COMPENSATION AND BENEFITS; EXPENSES; TAXES
1.Salary. The Company shall compensate and pay Executive for his services with a base salary at a rate equivalent to $950,000 per year (as increased from time to time “Base Salary”), less payroll deductions and all required tax withholdings, which Base Salary shall be payable in accordance with the Company’s customary payroll practices applicable to its executives, but no less frequently than monthly. The Board (or the compensation committee thereof) shall review Executive’s Base Salary annually and the first such review shall reflect fiscal year 2018 individual and Company performance results. Executive shall be entitled to increases in Base Salary, if any, as may be determined in the sole discretion of the Board. Base Salary may not be reduced. Annual review of Executive’s Base Salary

Exhibit 99.1

shall take place concurrently with the established review of corporate officers which is typically conducted in the first quarter of each fiscal year.
2.Employee Benefits. During the Term, to the extent eligible under the applicable plans or programs, Executive shall be entitled to participate in the employee benefits plans and programs made available to executive-level employees of the Company generally, such as health, medical, dental and other insurance coverage, financial planning and executive health services and group retirement plans.  The terms and conditions of Executive’s participation in any employee benefit plan or program shall be subject to the terms and conditions of such plan or program, as may be modified by the Company from time to time. Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or program.
3.Annual Bonus. During the Term of Employment, Executive shall participate in the Company’s Executive Incentive Compensation Plan or any successor plan (the “EICP”), on terms and conditions that are appropriate to his positions and responsibilities at the Company and are no less favorable than those applying to other senior executive officers of the Company (the “Annual Bonus”). The Executive’s target Annual Bonus under the EICP in respect of each Fiscal Year shall be 125% of Base Salary, and maximum bonus shall not be less than 200% of target and his threshold bonus shall not be less than 50% of target, subject in all cases to achievement of performance goals. The Annual Bonus paid to Executive shall be in addition to the Base Salary and to any and all other benefits to which Executive is entitled as provided in this Agreement. Except as in accordance with any deferral election made by Executive pursuant to any deferred compensation plan maintained by the Company, payment of Annual Bonuses shall be made at the same time that other senior executive officers of the Company receive their annual bonuses.
4.Long-Term Incentive Programs. Executive shall participate in the equity and other long-term incentive compensation plans generally available to other senior executive officers of the Company from time to time on terms and conditions that are appropriate to his positions and responsibilities at the Company and are no less favorable than those generally applicable to such

Exhibit 99.1

other senior executive officers. The Board (or the compensation committee thereof) shall review the Executive’s Long Term Incentive (“LTI”) grants annually and the first such review shall reflect fiscal year 2018 individual and Company performance results. Executive shall be entitled to increases in LTI grant levels, if any, as may be determined in the sole discretion of the Board. Annual review of Executive’s LTI and grants shall take place concurrently with the established review of corporate officers which is typically conducted in the first quarter of each fiscal year.
5.Restricted Stock Units. As of the Effective Date, the Company shall grant Executive restricted stock units with respect to $2,250,000 in value of shares of Company stock, valued consistent with the Company’s regular practices as of such date (the “RSU Award”). The RSU Award shall vest and any restrictions thereon shall lapse, and be settled, in 50% increments on each of the second and third anniversaries of the Effective Date; provided, however, that any unvested RSU Award shall fully vest and any restrictions thereon shall lapse upon termination of Executive’s employment (i) due to Executive’s death or Disability as defined in Section 3.2 of this Agreement, (ii) by the Company without “Cause” as defined in Section 3.5(a) of this Agreement, (iii) by Executive for “Good Reason” as defined in Section 3.5(b) of this Agreement; or (iv) due to the failure of a successor to the Company to assume or replace the RSU Award with a new equivalent value RSU Award upon a Change in Control as defined in Section 3.5(d) of this Agreement, subject solely in regard to the foregoing clauses (ii) and (iii) to satisfaction of performance vesting criteria included in the RSU Award to the extent necessary to comply with the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). The Company’s restricted stock unit agreement with respect to the RSU Award is annexed hereto as Exhibit A (the “Restricted Stock Unit Agreement”).
6.Perquisites, Vacations, Reimbursement of Expenses and Relocations. During the Term of Employment:
(a)The Company shall furnish Executive with, and Executive shall be allowed full use of, office facilities, secretarial and clerical assistance and other Company property and services commensurate

Exhibit 99.1

with his position and of at least comparable quality, nature and extent to those made available to other senior executive officers of the Company from time to time;
(b)Executive shall be allowed a minimum of four (4) weeks annual vacation and leaves of absence with pay on a basis no less favorable than that applicable to other senior executive officers of the Company and subject to carry over, if any, in accordance with Company policy;
(c)The Company shall reimburse Executive for reasonable business expenses incurred by Executive in the performance of his duties hereunder, such reimbursements to be affected in accordance with normal Company reimbursement procedures in effect from time to time. Such business expense shall include, but not be limited to, travel and entertainment expenses commensurate with his duties hereunder (including attendance at industry conferences), subject to the Company’s policies as periodically reviewed by the Board of Directors and in effect from time to time, including without limitation such reasonable documentation and other limitations as may be established or required by the Company; and
(d)In accordance with the Company’s policies as periodically reviewed and in effect from time to time, the Company shall provide first class travel on all commercial flights taken by Executive in the performance of his duties hereunder. The Company shall, in accordance with policies to be adopted from time to time, provide security to accompany Executive and his travelling party on any foreign business or personal travel. Income, if any, shall be imputed to Executive in accordance with applicable tax law. Executive shall not receive a tax gross-up on any such imputed income.
7.Taxes.
(a)Each payment under this Agreement is intended to be a separate payment which is compliant with or excepted from Section 409A of the Code, including, but not limited to, by compliance with the short-term deferral exception as specified in Treasury Regulation § 1.409A-1(b)(4) and the involuntary separation pay exception within the meaning of Treasury Regulation § 1.409A-1(b)(9)(iii). The provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted or construed). A termination of employment

Exhibit 99.1

shall not be deemed to have occurred unless and until it is a separation from service within the meaning of Section 409A of the Code. Each installment of any series of payments shall be treated as a separate payment.
(b)In the event that Executive is a “specified employee” (within the meaning of Section 409A and with such classification to be determined in accordance with the methodology established by the Company), amounts and benefits payable or to be provided under this Agreement that are deferred compensation (within the meaning of Section 409A) that would otherwise be paid or provided on account of Executive’s “separation from service” (as defined in Section 409A) during the six-month period immediately following such separation from service (the “Delayed Severance”) shall instead be paid, with interest (other than in respect of any payments for the vesting of Stock Awards) accrued at a per annum rate equal to the prime rate for large banks, as published in the Wall Street Journal on Executive’s separation from service for the period beginning on (but excluding) the date such payment would have been made but for Section 409A through (and including) the date of payment, on the earlier of (i) Executive’s death or (ii) the first business day after the date that is six months following such separation from service; provided, however, in the event of a CIC Qualifying Termination, the Delayed Severance shall, on or as soon as practicable following Executive’s separation from service, be contributed into a rabbi trust established by the Company or the successor thereto.
(c)All reimbursements or provisions of in-kind benefits pursuant to this Agreement shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) such that the reimbursement or provision will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, (i) the amount reimbursed or in-kind benefits provided under this Agreement during Executive’s taxable year may not affect the amounts reimbursed or provided in any other taxable year (except that total reimbursements may be limited by a lifetime maximum under a group health plan), (ii) the reimbursement of an eligible expense shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense was incurred, (iii) in the event that the provision of in-kind benefits requires the Company to impute income to Executive, the Company shall timely impute such income

Exhibit 99.1

to Executive under applicable tax rules for the appropriate taxable year, and (iv) the right to reimbursements or provisions of in-kind benefits is not subject to liquidation or exchange for other benefit.

3.TERMINATION
1.Notice of Termination. With the exception of termination of Executive’s employment due to Executive’s death, any purported termination of Executive’s employment by the Company for any reason, including without limitation for Cause or Disability, or by Executive for any reason, shall be communicated by a written “Notice of Termination” to the other party. “Notice of Termination” means a dated notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) specifies a Termination Date, except in the case of the Company’s termination of Executive’s employment for Cause, for which the Termination Date may be the date of the notice; provided, however, that Executive has been provided with any applicable cure period, and (iii) is given in the manner specified in Section 6 hereof. “Termination Date” means (i) if Executive’s employment is terminated for Cause or Disability, the date specified in the Notice of Termination, (ii) in the case of termination of employment due to death, the date of Executive’s death, (iii) if the Term expires, the close of business on the expiration date, or (iv) if Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice which, in the event of a termination by Executive without Good Reason, shall not be less than sixty (60) days after such notice, unless otherwise agreed to by the parties. For purposes of clarification, the Term shall end on the Termination Date.
2.Termination Due to Death or Disability. If Executive’s employment and the Term is terminated by reason of Executive’s death or by the Company for Disability, Executive or his estate shall be entitled to receive: (i)(A) Executive’s earned but unpaid Base Salary through the Termination Date paid in normal course; (B) an amount for reimbursement, paid within thirty (30) days following submission by Executive (or if applicable, Executive’s estate) to the Company of appropriate supporting documentation for any unreimbursed business expenses properly incurred prior to the Termination Date by Executive pursuant to Section 2.5 and in accordance with Company policy; (C) any earned and unused vacation, paid

Exhibit 99.1

when required by applicable law and no later than thirty (30) days following the Termination Date; and (D) such benefits or amounts, if any, to which Executive (or, if applicable, Executive’s estate) or his dependents may be entitled under the employee benefit or equity plans, grants or programs of the Company, paid in accordance with the terms of the applicable plans, grants or programs (the amounts described in clauses (A) through (D) hereof being referred to as the “Accrued Rights”) and (ii) any unpaid Annual Bonus for a completed fiscal year paid when bonuses for the applicable year are paid to other executives. For purposes hereof, “Disability” means Executive has been unable to perform his material duties as a result of physical or mental illness or incapacity for a period of one hundred eighty (180) days during any one year period and the Company has given written notice of termination while the Executive is so disabled.
3.Termination by Executive for Other Than Good Reason. In the event Executive terminates his employment and the Term for other than Good Reason, Executive shall be entitled to receive the Accrued Rights.
4.Termination by the Company for Cause. In the event the Company terminates his employment and the Term for Cause as defined under Section 3.5(a), Executive shall be entitled to receive the Accrued Rights.
5.Termination by the Company without Cause or by Executive for Good Reason Other than a Change in Control Termination.
(a) If Executive’s employment and the Term is terminated by the Company without Cause, or by Executive for Good Reason, and such termination does not constitute a Change in Control Termination (as defined below), Executive shall be entitled, in addition to the Accrued Rights and subject to Executive’s continued material compliance with this Agreement, and Executive’s execution, delivery and non-revocation of an effective release of all claims against the Company in substantially the form annexed hereto as Exhibit B (the “Release”) within the sixty (60) day period following the Termination Date (the “Release Period”), (i) to receive over the twenty-four (24) month period following the Termination Date (the “Severance Period”) continued payment of the Executive’s then-current Base Salary, with such amounts

Exhibit 99.1

to be paid in accordance with regular payroll practices, less applicable withholdings and taxes; (ii) to receive in a lump sum not later than March 15 of the year following the year in which such Termination occurs, an amount equal to the Annual Bonus that would have been payable to Executive for such year had his employment not terminated based on actual objective performance of the Company for such year, pro-rated for the number of calendar months during such year that Executive was employed prior to such termination (rounded up to the next whole month); and (iii) to continue during the Severance Period to participate in the Company’s medical, dental and health plans, at Executive’s cost but at the same rates as apply to active employees (with any Company payment of premiums being treated as taxable income to Executive to the extent necessary to avoid application of Code Section 105(h) to benefits being received). The first payments shall be made promptly after the Release becomes irrevocable and shall include any payments that would otherwise be due prior to that date. If the Release Period spans two (2) calendar years, then payments that would otherwise have been made prior to the end of the Release Period will be made, after the release becomes irrevocable, in lump sum on the first payroll date that occurs in the second calendar year.
(a)“Cause” means: (i) a material breach by Executive of this Agreement or any policy of the Company; (ii) the failure by Executive to attempt in good faith to perform Executive’s duties under this Agreement; (iii) Executive’s willful misconduct or gross negligence which is materially injurious to the Company and its subsidiaries, considered as a whole (the “Company Group”); or (iv) Executive’s indictment for (or plea of nolo contendere to) a felony or other serious crime involving moral turpitude. In the case of clauses (i) and (ii) above, the Company shall permit Executive up to thirty days to cure such breach or failure if reasonably susceptible to cure.
(b)“Good Reason” shall mean, without Executive’s consent: (i) a material decrease in Executive’s Base Salary (other than as part of an across the board reduction equally applicable on a percentage basis to all executive officers of the Company), (ii) a relocation of Executive’s principal office by more than fifty (50) miles, unless the Company agrees to reimburse Executive for reasonable moving

Exhibit 99.1

expenses and other customary relocation benefits incurred by Executive and his family with respect to their relocation from Executive’s primary residence in connection with such a relocation, subject to customary documentation requirements or (iii) a material diminution in Executive’s position, duties, responsibilities or reporting lines. Good Reason shall not occur unless Executive provides a detailed written notice to the Company of any fact or circumstance believed by Executive to constitute Good Reason within thirty (30) days following the occurrence of such fact or circumstance, the Company is given at least thirty (30) days to cure such fact or circumstance, and the Executive’s employment with the Company terminates immediately following such thirty day cure period in the event the Company fails to cure such fact or circumstance.
(c) “Change in Control” shall mean the consummation of a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, in each case as defined in Section 409A of the of the Internal Revenue Code of 1986, as amended from time to time and related regulations and Treasury pronouncement.

6.Termination by the Company without Cause or by Executive for Good Reason After, or in Contemplation of, a Change in Control.
(a)If Executive’s employment and the Term is terminated by the Company without Cause (or by Executive for Good Reason as defined under Section 3.5(b), in either case on or within the two (2) year period immediately following the consummation of a Change in Control (a “Change in Control Termination”), Executive shall be entitled, in addition to the Accrued Rights and subject to Executive’s continued material compliance with this Agreement, and Executive’s execution, delivery and non-revocation of a Release within the Release Period, (i) to receive in a lump sum not later than ten (10) days following the Release becoming irrevocable a lump sum payment in an amount equal to two and one half (2.5) times the sum of the Executive’s Base Salary (as determined prior to any reduction) and target Annual Bonus, less applicable withholdings and taxes; (ii) to receive in a lump sum not later than March 15 of the year following the year in which such Change in Control Termination occurs, an amount equal to the Annual Bonus that would have been payable to Executive for such year had his employment not terminated based on actual

Exhibit 99.1

objective performance of the Company for such year, pro-rated for the number of calendar months during such year that Executive was employed prior to such termination (rounded up to the next whole month); and (iii) to continue during the two and one-half (2.5) years following the Change in Control Termination to participate in the Company’s medical, dental and health plans, at Company’s expense (with any Company payment of premiums being treated as taxable income to Executive to the extent necessary to avoid application of Code Section 105(h) to benefits being received). If the Release Period spans two (2) calendar years, then payments that would otherwise have been made prior to the end of the Release Period will be made, after the release becomes irrevocable, in lump sum on the first payroll date that occurs in the second calendar year.
(b)If Executive is terminated without Cause or for Good Reason and such event is at the request or suggestion of the buyer in contemplation of a Change in Control transaction, then within ten (10) days after the Change in Control the Executive shall receive, in addition to the amounts under Section 3.5(a) (which shall continue to be paid), a special payment equal to the excess of (x) the product of two and one-half (2.5) and the sum of his Base Salary (as determined prior to any reduction) and target Annual Bonus over (y) two (2) times his Base Salary (prior to any reduction), such excess less applicable withholding and taxes.
(c)If, after the Effective Time, there occurs a transaction that constitutes a “change of control” for purposes of Section 280G of the Code and, immediately prior to the consummation of such change of control, the Company or any of its consolidated subsidiaries are an entity whose equity securities are readily tradable on an established securities market (or otherwise), the following provisions will apply:
(i)If any payments or benefits provided or to be provided by the Company or its affiliates to Executive or for Executive’s benefit pursuant to the terms of this Agreement or otherwise (the “Covered Payments”) constitute parachute payments within the meaning of Section 280G of the Code (“Parachute Payments”) and would, but for this Section 3.6(b), be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered

Exhibit 99.1

Payments shall be payable either (a) in full or (b) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing results in Executive’s receipt on an after-tax basis of the greatest amount of benefits after taking into account applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). If required to be reduced pursuant to the foregoing to the extent permitted under Code Sections 280G, 409A and 4999, the Executive may elect the order of reduction. If the foregoing is not permitted, the reduction shall be in such manner that maximizes the amount to be received by Executive with any cash payments being reduced first starting with the last payment due, next shares not subject to Q + A 24(c) of Treas. Reg. 1-280G (“24(c)”) starting with the last vesting share, then options subject to 24(c) starting with the last vesting option, and then shares and options subject to 24(c) in a manner that maximizes what is received by Executive. If the Covered Payments are paid in full, Executive will be solely responsible for the payment of any Excise Tax and the Company will have no further obligations with respect thereto.

(ii)Any determinations required under this Section 3.6 shall be made in writing by an accounting firm selected and paid for by the Company, which is reasonably acceptable to the Executive. The accountant shall deliver to the Company and Executive an opinion that can be utilized for filing of tax returns, and including valuation of the non-compete that applies to Executive. Executive shall provide the Company with such information and documents as he may have as the Company may reasonably request in order to make a determination under this Section 3.6.

7.Expiration of Term. Notwithstanding anything herein to the contrary, in the event the Term expires at its end pursuant to Section 1.1. hereto (whether or not following an extension of the Term as contemplated by Section 1.1), Executive’s employment with the Company hereunder shall automatically terminate upon expiration of the Term of this Agreement on the Termination

Exhibit 99.1

Date. In the event of such expiration of the Term, unless Executive’s employment is earlier terminated otherwise pursuant to Section 3 hereof, Executive shall be entitled to receive only the Accrued Rights.
8.No Other Benefits Upon Termination. Except as provided in the applicable sub-section of this Section 3 and except for any vested benefits under any tax qualified pension plans of the Company, and continuation of health insurance benefits on the terms and to the extent required by Section 4980B of the Code and Section 601 of the Employee Retirement Income Security Act of 1974, as amended (which provisions are commonly known as “COBRA”), and rights to indemnification and director and officer insurance coverage the Company shall have no additional payment obligations upon the termination of Executive’s employment with the Company.
9.Cooperation with Company after Termination of Employment. Following termination of Executive’s employment for any reason, Executive shall reasonably cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the Company including, but not limited to, any litigation in which the Company is involved (other than any matter adverse to Executive) and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company. Any such cooperation shall be structured to reasonably limit Executive’s travel and interference with his other activities. The Company shall reimburse Executive for any reasonable out-of-pocket expenses he incurs in performing any work on behalf of the Company following the Termination Date.

4.NON-SOLICITATION & NON-COMPETITION
1.Non-Compete; Non-Solicit. Executive agrees that he shall not, directly or indirectly, during the Term and for the twelve (12) month period following the Termination Date, (i) become an employee, director, or independent contractor, stockholder or other owner (other than a holder of passive interests in private equity or similar investments, or a holder of less than 3% of the outstanding voting shares of any publicly held company) of, or a consultant to, or perform any services for, any entity identified as a member of the Company’s “Peer Group” in the Company’s most recent proxy statement including the information required by Item 402 of Regulation S-K (or any successor provisions) filed immediately preceding the

Exhibit 99.1

Termination Date (a “Competing Business”), or (ii) solicit or hire or attempt to solicit or hire, as applicable, (A) any customer or supplier of the Company Group in connection with a Competing Business or on behalf of a Competing Business to terminate or alter in a manner adverse to the Company Group such customer’s or supplier’s relationship with the Company Group, or (B) any employee or individual who was an employee within the six (6) month period immediately prior thereto to terminate or otherwise alter his or her employment with the Company Group. The foregoing shall not be violated by general advertising not targeted at the foregoing or serving as a reference upon request.
2.Confidential Information
(a)Executive acknowledges and agrees that all information regarding the Company or the activity of any member of the Company that is not generally known to persons not employed or retained (as employees or as independent contractors or agents) by the Company, including without limitation information about the customers, suppliers, business connections, customer lists, procedures, operations, trade secrets, techniques and other aspects of and information about the business of the Company (the “Confidential Information”) is established at great expense and protected as confidential information and provides the Company with a substantial competitive advantage in conducting its business.
(b)Executive further acknowledges and agrees that by virtue of his employment with the Company, he has had access to and will have access to, and has been entrusted with and will be entrusted with Confidential Information, and that the Company would suffer great loss and injury if Executive would disclose this information or use it in a manner not specifically authorized by the Company.  Therefore, Executive agrees that during the Term and at all times thereafter, he will not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, owner trustee, beneficiary, co-venturer distributor, consultant or in any other capacity, use or disclose or cause to be used or disclosed any Confidential Information, unless and to the extent that any such information becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions, except in the good faith performance of his duties to the Company or in compliance with legal process (subject to (d) below).

Exhibit 99.1

(c)Executive shall deliver to the Company at the termination of his employment and the Term, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, or the business of the Company which he may then possess or have under his control. Notwithstanding the foregoing, Executives may retain his address book to the extent it only contains contact information and the Company will cooperate with Executive on transferring his cell phone number to him to the extent it is in the Company’s name.
(d)Executive agrees that, notwithstanding the foregoing, to the extent Executive is compelled to disclose Confidential Information by lawful service of process, subpoena, court order, or otherwise compelled to do by law, Executive shall, to the extent legally permitted, provide the Company with a copy of the document(s) seeking disclosures of such information promptly upon receipt of such document(s), so that the Company may take such action as it deems to be necessary or appropriate in relation to such subpoena or request, and Executive shall reasonably cooperate with the Company, at Company’s expense, in doing so.
(e)Notwithstanding anything set forth herein to the contrary, nothing in this Agreement shall (i) prohibit Executive from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (ii) require notification or prior approval by the Company of any such report; provided that, Executive is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of

Exhibit 99.1

law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

5.ARBITRATION
In the event of any dispute between the parties concerning the validity, interpretation, enforcement or breach of this Agreement or in any way related to Executive’s employment or any termination of such employment (including any claims involving any officers, managers, directors, employees, shareholders or agents of the Company), excepting only any rights the parties may have to seek injunctive relief, the dispute shall be resolved by final and binding arbitration administered by JAMS in Washington D.C. in accordance with the then existing JAMS Arbitration Rules and Procedures for Employment Disputes.  In the event of such an arbitration proceeding, the parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of arbitrators.  In the event the parties cannot agree on an arbitrator, the Administrator of JAMS shall appoint an arbitrator.  Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties, except as may be compelled by court order or to enforce the award. Except as provided herein, the Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration and all proceedings.  The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Virginia, or Federal law to the extent applicable and the arbitrator is without jurisdiction to apply any different substantive law.  The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.  The arbitrator shall render an award and a written, reasoned opinion in support thereof.  Judgment upon the award may be entered in any court having jurisdiction thereof.  The parties intend this arbitration provision to be valid, enforceable, irrevocable and construed as broadly as possible. Executive shall not be liable for the Company’s legal fees or the costs of arbitration unless Executive’s position is deemed frivolous by the arbitrator. In such instance, the arbitrator may award the Company legal fees to the extent award of legal

Exhibit 99.1

fees are permitted under JAMS rules. Notwithstanding the foregoing provisions, Executive and the Company agree that Executive or the Company may seek and obtain otherwise available injunctive relief in Court for any violation of obligations set forth in Section 4.
6.NOTICES
For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or delivered by private courier, as follows:
if to the Company:

CSRA Inc.
3170 Fairview Park Drive
Falls Church, Virginia 22042
Attention: General Counsel

and if to Executive to the address of Executive as it appears in the records of the Company. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

7.MISCELLANEOUS
1.The Company represents and warrants to Executive that it has the authorization, power and right to deliver, execute and fully perform its obligations under this Agreement in accordance with its terms.
2.The Company shall reimburse Executive for all reasonable legal expenses incurred in connection with the preparation, negotiation and execution of this Agreement and related documents.
3.The Company shall indemnify and hold harmless the Executive to the maximum extent permitted by law (including advancement of legal fees) from and against any and all claims, suits, judgments

Exhibit 99.1

and expenses (including reasonable legal fees) arising out of any action or inaction taken in good faith by Executive as an officer, director or fiduciary of the Company, its affiliates, any entity that the Company requests the Executive to serve on the board of or as an officer of, or any benefit plan of any of the foregoing. The Company shall cover Executive under directors and officers liability insurance policies to the same extent it covers other officers and directors. This section shall survive the Term while potential liability exists.
4.This Agreement contains a complete statement of all the agreements between the parties with respect to the subject matter hereof, supersedes all prior and existing negotiations and agreements between them concerning the subject matter hereof and can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto and stating an intention to change or modify this Agreement. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.
5.The provisions of this Agreement are severable and in the event that a court of competent jurisdiction determines that any provision of this Agreement is in violation of any law or public policy, in whole or in part, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall not be affected thereby and shall continue in full force and effect. Moreover, if any of the provisions contained in this Agreement are determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.
6.This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia except to the extent governed by Federal law, and shall be construed according to its fair meaning and not for or against any party. Any dispute between the parties hereto arising out of or related to this Agreement not resolved pursuant to Section 5 will be heard and determined before an

Exhibit 99.1

appropriate federal court located in the Commonwealth of Virginia, or, if not maintainable therein, then in a Virginia state court, and each party hereto submits itself and its property to the exclusive jurisdiction of the foregoing courts with respect to such disputes.
7.All compensation payable hereunder shall be subject to such withholding taxes as may be required by law.
8.This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take commercially reasonable action in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. Except as expressly provided herein, Executive may not sell, transfer, assign, or pledge any of his rights or obligations pursuant to this Agreement.
9.The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.
10.The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
11.Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

Exhibit 99.1

12.This Agreement may be executed in two or more counterparts each of which shall be legally binding and enforceable.
13.Without limiting any rights which the Company otherwise has or obligations to which Executive is otherwise subject pursuant to any compensation clawback policy adopted by the Company from time to time, Executive hereby acknowledges and agrees that, notwithstanding any provision of this Agreement to the contrary, Executive will be subject to any legally mandatory policy relating to the recovery of compensation, to the extent that the Company is required to adopt and/or implement such policy pursuant to applicable law, whether pursuant to the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CSRA INC.

/s/ Lawrence B. Prior III                    /s/ William J. Haynes II
Lawrence B. Prior III                    By:     William J. Haynes II
                                Executive Vice President,
General Counsel and Secretary

Exhibit 99.1

Exhibit A
CSRA RSU Award Template

2015 OMNIBUS INCENTIVE PLAN

SERVICE BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT

1.	Grant of Award.
This Agreement (“Agreement”) is made and entered into as of «Grant_Date_x» (the “Grant Date”) by and between CSRA Inc., a Nevada corporation (the “Company”), and «Name_x», a full-time employee of the Company and/or one or more of its subsidiaries (the “Employee”).
This Agreement granting the Employee an award under the Plan (the “Award”) shall be subject to all of the terms and conditions set forth in the CSRA Inc. 2015 Omnibus Incentive Plan (the “Plan”) and this Agreement. Except as defined in Appendix A, capitalized terms shall have the same meanings ascribed to them under the Plan.

This Award is subject to the data privacy provisions set forth in Appendix B.
Award Granted: «Shares_Granted_x» Restricted Stock Units (the “RSUs”)

2.	Settlement of RSUs.
(a)The RSUs shall be settled by the Company delivering to the Employee (or after the Employee’s death, the beneficiary designated by the Employee for such purpose), (x) on the First Scheduled Settlement Date, a number of RSU Shares equal to the half (50%) of the number of RSUs, together with any related Dividend Equivalents and (y) on the Second Scheduled Settlement Date, a number of RSU Shares equal to the half (50%) of the number of RSUs, together with any related Dividend Equivalents.
(b)Except as otherwise provided in this Agreement, the RSUs shall be settled on the Applicable Scheduled Settlement Date.
(c)The Company’s obligation to settle the RSUs shall be subject, except in the event of the death or Disability of the Employee or of a Change in Control as provided below, to the Company achieving earnings per share of at least one cent ($.01) for its 2017 fiscal year.

3.	Effect of Termination of Employment; Approved Termination; Change in Control; Recoupment and Forfeiture.
(a)Age 62 or Older Other than for Cause, death or Disability with at least 10 Years of Service; Approved Termination. If, prior to the settlement of the RSUs in full:
(i)the Employee’s status as an employee of the Company or any of its subsidiaries is terminated at age 62 or older for no reason, or for any reason other than Cause, death or Disability, and the Employee shall have been (or for any other purpose shall have been treated as if he or she had been) a continuous employee of the Company or its subsidiaries for at least 10 years immediately prior to the date

Exhibit 99.1

of termination of employment status (including for this purpose any continuous service with CSC prior to the Spinoff); or
(ii)the Employee’s status as an employee of the Company or any of its subsidiaries is terminated at any time during the term of the Award and such termination is specifically approved by the Committee for purposes of this Section 3(a), then, as soon as practicable after the Employee’s status as an employee of the Company or its subsidiaries is terminated (the “Employment Termination Date”), the Company shall settle a fraction of the RSUs and any related Dividend Equivalents. The fraction of the RSUs settled will be determined by calculating the number of full months of continuous service with the Company or its subsidiaries that the Employee has completed since the Grant Date (including for this purpose any continuous service with CSC prior to the Spinoff) and then dividing this number by 36.
(b)Accelerated Vesting. If, prior to the settlement of the RSUs in full:
(i)the Employee’s employment with the Company is terminated (A) due to the Employee’s death or Disability, (B) by the Company without Cause or (C) by Employee for Good Reason; or
(ii)due to the failure of a successor to the Company to assume or replace the RSUs with a new equivalent value RSU award upon a Change in Control, then, as soon as practicable after such event the Company shall settle the remaining outstanding portion of the RSUs and any related Dividend Equivalents, subject to Section 2(c) above.
(c)Leave of Absence. If, prior to the settlement of the RSUs in full, the Employee is granted a leave of absence (including a military leave of absence), the Employee and the Company each reasonably anticipate that the Employee will return to active employment and either (x) the leave of absence is to be for not more than six months or (y) at all times during the leave of absence the Employee has a statutory or contractual right to return to work, then:
(i)while on leave of absence the Employee shall be treated as if he were an active employee;
(ii)if the Employee’s leave of absence is terminated before the Scheduled Settlement Date and the Employee does not timely return to active employment, the date of the end of the leave of absence shall be treated as the date on which the Employee has a termination of employment;
(iii)if the Employee’s leave of absence is terminated before the Scheduled Settlement Date and the Employee timely returns to active employment, he shall be treated as if active employment had continued uninterrupted during the leave of absence; and
(iv)if the Employee’s leave of absence continues to the Scheduled Settlement Date, the RSUs shall be settled on such date.
(d)Death or Disability.
(i)Notwithstanding anything to the contrary in this Agreement, if, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its subsidiaries is terminated by reason of death of the Employee,

Exhibit 99.1

then, one calendar month after such death, the Company shall complete the settlement in full of the RSUs and any related Dividend Equivalents.
(ii)If, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its subsidiaries is terminated by reason of the Disability of the Employee, then, one calendar month after the Employment Termination Date, the Company shall complete the settlement in full of the RSUs and any related Dividend Equivalents.
(iii)If settlement is by reason of termination due to death, settlement shall be to the beneficiary designated by the Employee for such purpose.
(e)Cancellation of RSUs upon Other Termination of Employment. If, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its subsidiaries is voluntarily or involuntarily terminated other than pursuant to Section 3(a) or (c) hereof, then the RSUs and all related Dividend Equivalents shall automatically be cancelled as of the close of business on the Employment Termination Date.
(f)Change in Control. Upon a Change in Control that occurs while Employee is employed by the Company or its subsidiaries, the RSUs and any related Dividend Equivalents shall be settled in full within 10 days after the Change in Control.
(g)Recoupment and Forfeiture. Settlement of all or a portion of the Award pursuant to this Section 3 is subject to the forfeiture provisions of this Section 3. Settlement of all or a portion of the Award is subject to recoupment by the Company pursuant to Section 5.

4.	Withholding and Taxes.
(a)If the Company and/or the Employer are obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the grant or settlement of the RSUs pursuant to this Agreement (collectively, “Taxes”), including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company and/or the Employer becomes so obligated shall be referred to herein as the “Withholding Date”), then the Employee shall pay to the Company on the Withholding Date, the minimum aggregate amount that the Company and the Employer are so obligated to withhold, as such amount shall be determined by the Company (the “Minimum Withholding Liability”), which payment shall be made by the automatic cancellation by the Company of a portion of the RSU Shares; provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the Withholding Date, plus the value of the Dividend Equivalents associated with such shares on the Withholding Date); and provided further that the RSU Shares to be cancelled shall be those that would otherwise have been delivered to the Employee the soonest upon settlement of the RSUs; and provided further, however, that the Employee may, on or before the Withholding Date, irrevocably elect to instead pay to the Company, by check or wire transfer delivered or made within one business day after the Withholding Date, an amount equal to or greater than the Minimum Withholding Liability.
(b)The Employee acknowledges that neither the Company nor the Employer has made any representation or given any advice to the Employee with respect to Taxes.

5.	Recoupment and Forfeiture.
(a)Refund of Stock Value; Forfeiture of RSUs.
(i)Refund of Stock Value. If the Employee materially breaches any of the Restrictive Covenants during the Applicable Restrictive Period for any

Exhibit 99.1

Settlement Date, then, if the RSUs were settled within the one year period prior to the occurrence of such event, the Employee shall immediately deliver to the Company an amount in cash equal to the (i) aggregate Fair Market Value, determined as of such Settlement Date, of all RSU Shares which were delivered to the Employee or cancelled in payment of Taxes on such Settlement Date and (ii) Dividend Equivalents paid to the Employee in respect of the RSU Shares.
(ii)Forfeiture of RSUs. If the Employee materially breaches any of the Restrictive Covenants prior to the Settlement Date for the RSUs, the RSUs and all related Dividend Equivalents shall be terminated and forfeited.
(b)Waiver of Recoupment. Notwithstanding the foregoing, the Employee shall be released from (i) all of his or her obligations under Section 5(a) hereof in the event that a Change in Control occurs within three years prior to the Employment Termination Date, and (ii) some or all of his or her obligations under Section 5(a) hereof in the event that the Committee (if the Employee is an executive officer of the Company) or the Company’s Chief Executive Officer (if the Employee is not an executive officer of the Company) shall determine, in their respective sole discretion, that such release is in the best interests of the Company.
(c)Effect on Other Rights and Remedies. The rights of the Company set forth in this Section 5 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate employment, confidentiality or other agreement with the Employee or otherwise with respect to the events referred to in the Restrictive Covenants.
(d)Reasonableness. The Employee agrees that the terms and conditions set forth in this Section 5 are fair and reasonable and are reasonably required for the protection of the interests of the Company. If, however, in any judicial proceeding any provision of this Section 5 is found to be so broad as to be unenforceable, the Employee and the Company agree that such provision shall be interpreted to be only so broad as to be enforceable.
(e)Clawback. As an additional condition of receiving this Award, the Employee agrees and acknowledges that the Award shall be subject to repayment to the Company in whole or in part in the event of a financial restatement or in such other circumstances as may be required by applicable law or as may be provided in any clawback policy that is adopted by the Company.

6.	Registration of Units.
The Employee’s right to receive the RSU Shares shall be evidenced by book entry (or by such other manner as the Committee may determine).

7.	Certain Corporate Transactions.
In the event that the outstanding securities of any class then comprising the RSU Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the term “RSU Shares,” as used in this Agreement, shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the RSU Shares, or into or for which the RSU Shares are so increased, decreased, exchanged or converted.

Exhibit 99.1

8.	Shareholder Rights.
The Employee shall have no rights of a shareholder with respect to RSU Shares subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Common Stock to the Employee.

9.	Assignment of Award.
Except as otherwise permitted by the Committee, the Employee’s rights under the Plan and this Agreement are personal; no assignment or transfer of the Employee’s rights under and interest in this Award may be made by the Employee other than by will or by the laws of descent and distribution.

10.	Notices.
Unless the Company notifies the Employee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be:
(a)by registered or certified United States mail, postage prepaid, to CSRA Inc., Attn: Corporate Secretary, 3170 Fairview Park Drive, Falls Church, VA 22042; or
(b)by hand delivery or otherwise to CSRA Inc., Attn: Corporate Secretary, 3170 Fairview Park Drive, Falls Church, VA 22042.
Any notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Employee, five days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified at the end of this Agreement or at such other address as the Employee hereafter designates by written notice to the Company.

11.	Stock Certificates.
Certificates representing the Common Stock issued pursuant to the Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 11 have been complied with.

12.	Successors and Assigns.
This Agreement shall bind and inure to the benefit of and be enforceable by the Employee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Employee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

13.	Plan.
The RSUs are granted pursuant to the Plan, as in effect on the Grant Date, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the RSUs or of any of the Employee’s rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding

Exhibit 99.1

upon the Employee. Until the RSUs are settled in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee.

14.	No Employment Guaranteed.
No provision of this Agreement shall (a) be deemed to form an employment contract or relationship with the Company or any of its subsidiaries, (b) confer upon the Employee any right to be or continue to be in the employ of the Company or any of its subsidiaries, (c) affect the right of the Employer to terminate the employment of the Employee, with or without cause, or (d) confer upon the Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. The Employee hereby acknowledges and agrees that the Employer may terminate the employment of the Employee at any time and for any reason, or for no reason, unless applicable law provides otherwise or unless the Employee and the Employer are parties to a written employment agreement that expressly provides otherwise.

15.	Nature of Company Restricted Stock Unit Grants.
The Employee acknowledges and agrees that:
(a)the Plan was established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b)the Company grants RSUs voluntarily and on an occasional basis, and the receipt of the RSUs by the Employee does not create any contractual or other right to receive any future grant of RSUs, or any benefits in lieu of a grant of RSUs;
(c)all decisions with respect to future grants of RSUs by the Company will be made in the sole discretion of the Company;
(d)the Employee is voluntarily participating in the Plan; and
(e)the future value of the RSUs is unknown and cannot be predicted with certainty.

16.	Governing Law; Consent to Jurisdiction.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, may be brought in the state courts for the County of Washoe, State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts. If the Employee has received this or any other document related to the Plan translated into a language other than English, and the translated version is different than the English version, the English version will control.

17.	Entire Agreement; Amendment and Waivers.
This Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto. None of the terms and conditions of this Agreement may be amended, modified, waived or canceled except

Exhibit 99.1

by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation. A waiver by either party at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated.

18.	Section 409A Compliance.
Payments under this Agreement are designed to be made in a manner that is exempt from or compliant with Section 409A of the U.S. Internal Revenue Code (the “Code”) as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
Notwithstanding anything to the contrary in this Agreement, if, upon the advice of its counsel, the Company determines that the settlement of an RSU Share pursuant to this Agreement is or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A (“409A Taxes”) as applicable at the time such settlement is otherwise required under this Agreement, then such payment may be delayed to the extent necessary to avoid 409A Taxes. In particular:
(a)if the Employee is a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Employee’s “separation from service” (other than due to death) within the meaning of Section 1.409A-1(h) of the Treasury Regulations, such settlement shall be delayed until the earlier of (i) the first business day following the expiration of six months from the Employee’s separation from service, (ii) the date of the Employee’s death, or (iii) such earlier date as complies with the requirements of Section 409A (the “Settlement Delay Period”); and
(b)if all or any part of such RSU Share has been converted into cash pursuant to Section 7 hereof, then:
(i)upon settlement of such RSU Share, such cash shall be increased by an amount equal to interest thereon for the Settlement Delay Period at a rate equal to the default rate credited to amounts deferred under the Company’s Deferred Compensation Plan; provided, however, that such rate shall be calculated on a monthly average basis rather than a daily basis; and
(ii)the Company shall fund the payment of such cash to the Employee upon settlement of such RSU Share, including the interest to be paid with respect thereto (collectively, the “Delayed Cash Payment”), by establishing and irrevocably funding a trust for the benefit of the Employee, but only if the establishment of such trust does not result in any taxes or penalties becoming due under Section 409A(b). Such trust shall be a grantor trust described in Section 671 of the U.S. Internal Revenue Code and intended not to cause tax to be incurred by the Employee until amounts are paid out from the trust to the Employee. The trust shall provide for distribution of amounts to the Employee in order to pay taxes, if any, that become due on the amounts as to which payment is being delayed during the Settlement Delay Period pursuant to this Section 18, but only to the extent permissible under Section 409A of the U.S. Internal Revenue Code without the imposition of 409A

Exhibit 99.1

Taxes. The establishment and funding of such trust shall not affect the obligation of the Company to pay the Delayed Cash Payment pursuant to this Section 18.
IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be duly executed as of the Grant Date.

EMPLOYEE                            CSRA INC.
___________________________________________    By:    ________________________
«Name_x»                                Name: John P. Reing
Title: Executive Vice President, Chief
Human Resources Office

The Employee acknowledges receipt of the Plan and a Prospectus relating to this award, and further acknowledges that he or she has reviewed this Agreement and the related documents and accepts the provisions thereof.

___________________________________________
«Name_x»
ACCEPTANCE DATE
Appendix A

19.	Definitions.
For purposes of this Agreement:
(a)“Applicable Restrictive Period” shall mean, with respect to each Settlement Date, the period set forth in the applicable Trigger Event.
(b)“Applicable Scheduled Settlement Date” shall mean the First Scheduled Settlement Date or the Second Scheduled Settlement Date, as the context requires.
(c)“Cause” means: (i) a material breach by Employee of this Agreement or any policy of the Company; (ii) the failure by Employee to attempt in good faith to perform Employee’s duties under this Agreement; (iii) Employee’s willful misconduct or gross negligence which is materially injurious to the Company Group; or (iv) Employee’s indictment for (or plea of nolo contendere to) a felony or other serious crime involving moral turpitude. In the case of clauses (i) and (ii) above, the Company shall permit Employee up to thirty days to cure such breach or failure if reasonably susceptible to cure.
(d)“Change in Control” shall mean the consummation of a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, in each case as defined in Section 409A of the of the Internal Revenue Code of 1986, as amended from time to time and related regulations and Treasury pronouncement.
(e)“Company Group” shall mean the Company and its subsidiaries, considered in the aggregate.

Exhibit 99.1

(f)“Disability” means Employee has been unable to perform his material duties as a result of physical or mental illness or incapacity for a period of one hundred eighty (180) days during any one year period and the Company has given written notice of termination while the Employee is so disabled.
(g)“Employer” shall mean the Employee’s employer.
(h) “First Scheduled Settlement Date” shall mean the second anniversary of the Grant Date or as soon as practicable thereafter, but in no event later than March 15 of the calendar year following the calendar year that includes the third anniversary of the Grant Date.
(i)“Good Reason” shall mean, without Employee’s consent: (i) a material decrease in Employee’s Base Salary (other than as part of an across the board reduction equally applicable on a percentage basis to all executive officers of the Company), (ii) a relocation of Employee’s principal office by more than fifty (50) miles, unless the Company agrees to reimburse Employee for reasonable moving expenses and other customary relocation benefits incurred by Employee and his family with respect to their relocation from Employee’s primary residence in connection with such a relocation, subject to customary documentation requirements or (iii) a material diminution in Employee’s position, duties, responsibilities or reporting lines. Good Reason shall not occur unless Employee provides a detailed written notice to the Company of any fact or circumstance believed by Employee to constitute Good Reason within thirty (30) days following the occurrence of such fact or circumstance, the Company is given at least thirty (30) days to cure such fact or circumstance, and the Employee’s employment with the Company terminates immediately following such thirty day cure period in the event the Company fails to cure such fact or circumstance.
(j)“Restrictive Covenant” shall mean either of the following:
(i) Confidential Information. (A) Employee acknowledges and agrees that all information regarding the Company or the activity of any member of the Company that is not generally known to persons not employed or retained (as employees or as independent contractors or agents) by the Company, including without limitation information about the customers, suppliers, business connections, customer lists, procedures, operations, trade secrets, techniques and other aspects of and information about the business of the Company (the “Confidential Information”) is established at great expense and protected as confidential information and provides the Company with a substantial competitive advantage in conducting its business.
(B) Employee further acknowledges and agrees that by virtue of his employment with the Company, he has had access to and will have access to, and has been entrusted with and will be entrusted with Confidential Information, and that the Company would suffer great loss and injury if Employee would disclose this information or use it in a manner not specifically authorized by the Company.  Therefore, Employee agrees that during his employment by the Company and at all times thereafter, he will not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, owner trustee, beneficiary, co-venturer distributor, consultant or in any other capacity, use or disclose or cause to be used or disclosed any Confidential Information, unless and to the extent that any such information becomes generally known to and available for use by the public other than as a result of Employee’s acts or omissions, except in the good faith performance of his duties to the Company or in compliance with legal process (subject to (D) below).
(C) Employee shall deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, or the business of the Company which he may then possess or have under his control. Notwithstanding the foregoing, Employees may retain his address book to the extent it only contains contact information and the Company will cooperate with Employee on transferring his cell phone number to him to the extent it is in the Company’s name.
(D) Employee agrees that, notwithstanding the foregoing, to the extent Employee is compelled to disclose Confidential Information by lawful service of process, subpoena, court order, or otherwise compelled

Exhibit 99.1

to do by law, Employee shall, to the extent legally permitted, provide the Company with a copy of the document(s) seeking disclosures of such information promptly upon receipt of such document(s), so that the Company may take such action as it deems to be necessary or appropriate in relation to such subpoena or request, and Employee shall reasonably cooperate with the Company, at Company’s expense, in doing so.
(E) Notwithstanding anything set forth herein to the contrary, nothing in this Agreement shall (i) prohibit Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (ii) require notification or prior approval by the Company of any such report; provided that, Employee is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.
(ii) Non-Compete and Non-Solicit. Employee agrees that he shall not, directly or indirectly, during the employment of the Employee by the Company and for a period of twelve (12) months after the Employment Termination Date, (i) become an employee, director, or independent contractor, stockholder or other owner (other than a holder of passive interests in private equity or similar investments, or a holder of less than 3% of the outstanding voting shares of any publicly held company) of, or a consultant to, or perform any services for, any entity identified as a member of the Company’s “Peer Group” in the Company’s most recent proxy statement including the information required by Item 402 of Regulation S-K (or any successor provisions) filed immediately preceding the Employment Termination Date (a “Competing Business”), or (ii) solicit or hire or attempt to solicit or hire, as applicable, (A) any customer or supplier of the Company Group in connection with a Competing Business or on behalf of a Competing Business to terminate or alter in a manner adverse to the Company Group such customer’s or supplier’s relationship with the Company Group, or (B) any employee or individual who was an employee within the six (6) month period immediately prior thereto to terminate or otherwise alter his or her employment with the Company Group. The foregoing shall not be violated by general advertising not targeted at the foregoing or serving as a reference upon request.
(k) “Second Scheduled Settlement Date” shall mean the third anniversary of the Grant Date or as soon as practicable thereafter, but in no event later than March 15 of the calendar year following the calendar year that includes the third anniversary of the Grant Date.
(l) “Settlement Date” shall mean, with respect to each RSU Share, the date upon which the RSU was settled by the delivery of such RSU Share to the Employee or the date upon which such RSU Share was cancelled in payment of Taxes (as hereinafter defined).
(m) “RSU Shares” shall mean the number of shares of Common Stock to be delivered upon settlement of the RSUs.
Appendix B

Exhibit 99.1

20.	Data Privacy.
(a)In order to implement, administer, manage and account for the Employee’s participation in the Plan, the Company and/or the Employer may:
(i)collect and use certain personal data regarding the Employee, including, without limitation, the Employee’s name, home address and telephone number, work address and telephone number, work e-mail address, date of birth, social insurance or other identification number, term of employment, employment status, nationality and tax residence, and details regarding the terms and conditions, grant, vesting, cancellation, termination and expiration of all restricted stock units and other stock based incentives granted, awarded or sold to the Employee by the Company (collectively, the “Data”);
(ii)transfer the Data, in electronic or other form, to employees of the Company and its subsidiaries, and to third parties, who are involved in the implementation, administration and/or management of, and/or accounting for, the Plan, which recipients may be located in the Employee’s country or in other countries that may have different data privacy laws and protections than the Employee’s country;
(iii)transfer the Data, in electronic or other form, to a broker or other third party with whom the Employee has elected to deposit any RSU Shares issued in settlement of the RSUs; and
(iv)retain the Data for only as long as may be necessary in order to implement, administer, manage and account for the Employee’s participation in the Plan.
(b)The Employee hereby consents to the collection, use, transfer and retention of the Data, as described in this Agreement, for the exclusive purpose of implementing, administering, managing and accounting for the Employee’s participation in the Plan.
(c)The Employee understands that by contacting his or her local human resources representative, the Employee may:
(i)view the Data;
(ii)correct any inaccurate information included within the Data;
(iii)request additional information regarding the storage and processing of the Data
(iv)request a list with the names and addresses of any potential recipients of the Data; and
(v)under certain circumstances and with certain consequences, prevent further use, transfer, retention and/or processing of the Data.

Exhibit 99.1

Exhibit B

XXXXXXX

ADDRESS

Dear XXXXXXXXX:

This letter sets forth the agreement (“Agreement”) that has been negotiated by you (“you” or “Employee Releasor”) and CSRA Inc. (the “Company”) regarding the terms of your separation of employment from the Company. We enter into this Agreement to resolve all issues and obligations that exist or may exist between you and the Company concerning your employment and termination with the exception of any continuing obligations contained herein.

1.Your last day of employment with the Company is XXXXXXXX (the “Separation Date”). Effective on the next regularly scheduled pay day, you will receive, less statutory withholdings and other authorized deductions, payment of your regular salary for days worked up to the Separation Date and payment for any vested and unused PTO. As of the Separation Date you will no longer say or do anything purporting to bind the Company or its affiliates.

2.In consideration of your timely acceptance of the agreements described below, the Company will provide you with the payments and benefits to which you are entitled pursuant to Section 3 of the Employment Agreement, dated as of __________, 2016, between the Company and you (the “Employment Agreement”).

3.Participation in all Company benefit plans will cease as of the Separation Date except as required by Section 3 of the Employment Agreement , and you expressly agree that you are not entitled to any additional form of compensation or benefit other than as provided in this Agreement. Notwithstanding the releases described below, you shall at all times be entitled to all rights under the Consolidated Omnibus Benefits Reconciliation Act ("COBRA”). You will receive by separate cover information concerning your COBRA rights and if applicable retirement benefits.

4.Employee Releasor on behalf of yourself, your agents, heirs, legatees, successors, legal representatives and assigns, hereby knowingly and voluntarily, irrevocably and unconditionally release and forever discharge Company and all of its affiliates, subsidiaries, divisions and, in their capacities related to the Company, insurers, officers, agents, directors, supervisors, employees, representatives, and their successors and assigns and all persons acting by, through, under, or in concert with any of them (hereinafter referred to as “Released Parties”) from any and all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements,

Exhibit 99.1

controversies, damages, and expenses, including attorney fees, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected (hereinafter referred to as “Claim” or “Claims”) which you at any time heretofore had or claimed to have against Released Parties or which you may have or claim to have regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all Claims related or in any manner incidental to your employment with the Company or the events preceding and/or leading to your employment and the termination of said employment. Employee Releasor expressly waives any and all rights under any applicable statute, doctrine or principle of law restricting the right to release claims that he/she does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected his/her decision to give such release. In connection with his/her waiver and relinquishment, Employee Releasor acknowledges that he/she may hereafter discover claims currently unknown or unsuspected, or facts in addition to or different from those that are now believed to be true with respect to the matters released herein. Nevertheless, it is Employee Releasor’s intention that this Agreement settles each and every claim, dispute and controversy, known or unknown, fixed or contingent that he/she has or may have against Released Parties, including, but not limited to any claims arising under violations of federal, state or local statute, rule, executive order, law or ordinance, tort, express or implied contract, public policy or other obligations. All of Employee Releasor’s releases herein should be construed broadly to the maximum extent permissible under applicable law.

Specifically, but not by way of limitation, you release Released Parties from, and covenant not to sue Released Parties for, any Claims which are or may be related to or with: (i) the employment relationship between you and Company, (ii) those Claims arising under any federal or state fair employment practices act, anti-discrimination law, and/or any law, ordinance, or regulation promulgated by any county, municipality, or other state subdivision (including, without limitation, the Age Discrimination in Employment Act, 29 U.S.C. §§621, et seq; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§2000e, et seq.; 42 U.S.C. §1981; the Employee Retirement Income Security Act, 29 U.S.C. §§1001, et seq.(as modified below); the Family and Medical Leave Act, 29 U.S.C. §§2601 et seq.; the Immigration Reform and Control Act; the Americans With Disabilities Act of 1990 as amended, 42 U.S.C. §§126, et seq; the Fair Credit Reporting Act; the Equal Pay Act; the Genetic Information Nondiscrimination Act of 2008; and the Virginia Human Rights Act; (iii) those Claims for breach of duty and/or implied covenant of good faith and fair dealing; (iv) those Claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written); (v) those Claims for retaliatory, constructive, or wrongful discharge of any kind; (vi) those Claims for intentional or negligent infliction of emotional distress or mental anguish; (vii) those Claims for breach of duty, fraud, fraudulent inducement, fraudulent concealment, misrepresentation, deceit, breach of or invasion of right of privacy, libel, slander, defamation, or tortuous conduct of any kind; (viii) any and all other claims arising under law or in equity; (xi) any and all other Claims asserted or which could have been asserted by you (through the date of execution of this Agreement) in any other charges or Claims of alleged violation of any applicable law, regulation, rule, ordinance, practice or course of dealing, or (xii) any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

Exhibit 99.1

Nothing contained in this Agreement is a waiver of any rights or claims (including any which may arise under the Age Discrimination in Employment Act) that may arise after the date of execution by you. Employee Releasor also is not waiving any rights Employee Releasor may have to or by reason of: (I)(a) Employee Releasor’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date and/or (b) enforcement of indemnification rights or rights under directors and officers insurance (“Accrued Contractual Commitments”); and/or (II)(a) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (b) pursue claims which by law cannot be waived by signing this Agreement; (c) enforce this Agreement; (d) his ownership of securities of the Company, or derivative securities related to such securities that are not employment-related claims and/or (e) challenge the validity of this Agreement.

Nothing in this Agreement prohibits or prevents Employee Releasor from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency. However, to the maximum extent permitted by law, Employee Releasor agrees that if such an administrative claim is made, Employee Releasor shall not be entitled to recover any individual monetary relief or other individual remedies.

Further, if any claim is not subject to release, to the extent permitted by law, Employee Releasor waives any right or ability to become a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Released Parties identified in this Agreement is a party.

5.You affirm that you have not filed, caused to be filed, or are presently a party to any claim, complaint, charge or action against any of the Released Parties in any forum or form. You affirm that you have been granted any leave to which you were entitled under the Family and Medical Leave Act and/or related state or local leave of disability accommodation laws. You further affirm that you have no known workplace injuries or occupational diseases. You also affirm that you have not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies and your agreement(s) with the Company and/or common law. You further affirm that you have not been retaliated against for reporting any allegations of wrongdoing by any Released Parties, including but not limited to the Company and its officers, including any allegations of corporate fraud.

6.The Parties agree that neither this Agreement nor any consideration given hereunder constitutes an admission nor is to be construed at any time for any purpose as an admission of wrongdoing or evidence of any liability or unlawful conduct of any kind on the part of any of Released Parties.

7.Following termination of Executive’s employment for any reason, Executive shall reasonably cooperate with the Company in all matters relating to the winding up of his

Exhibit 99.1

pending work on behalf of the Company including, but not limited to, any litigation in which the Company is involved (other than any matter adverse to Executive) and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company. Any such cooperation shall be structured to reasonably limit Executive’s travel and interference with his other activities. The Company shall reimburse Executive for any reasonable out-of-pocket expenses he incurs in performing any work on behalf of the Company following the Termination Date.

8.You represent that you have delivered to the Company all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, or the business of the Company which you possess or have under your control. Notwithstanding the foregoing, you may retain your address book to the extent it only contains contact information and the Company will cooperate with you on transferring your cell phone number to you to the extent it is in the Company’s name.

9.With respect to your execution of this Agreement, you agree and covenant that:

a.    You have carefully reviewed the terms of this Agreement and that all questions concerning it have been answered to your satisfaction.

b.    Prior to execution of this Agreement, you were advised and encouraged to review it with your attorney(s) and have in fact done so to the extent desired.

c.    You further acknowledge and agree that you were informed that you have up to sixty (60) calendar days to consider and reflect upon the terms of this Agreement, that you knowingly and voluntarily executed it after deliberate consideration of its terms, and that you were not coerced, pressured, or forced in any way by the Company or anyone else to accept the terms of this Agreement. Any modifications, material or otherwise, made to this Agreement do not extend or restart the original up to sixty (60) calendar day consideration period.

d.    You also acknowledge a complete understanding that you may be giving up certain legal rights by entering into this Agreement, and an understanding that you have seven (7) calendar days to revoke this Agreement following the date you execute this Agreement by sending notice of revocation by certified mail, return receipt requested, or by Federal Express, signature required, to: John Reing, CSRA Chief Human Resources Officer at 3170 Fairview Park Drive Falls Church, Virginia 22042. Any revocation must be postmarked within seven (7) calendar days following the date you execute this Agreement.

e.    If you revoke this Agreement, it shall not be effective or enforceable and you will not receive the consideration described herein. Moreover, you further agree that in the event you attempt to revoke, repudiate or rescind this Agreement you shall immediately return to and/or reimburse Company for all of the benefits described above and that the return to and/or reimbursement is a contractual prerequisite to any administrative or legal action brought or sought by you.

Exhibit 99.1

f.    If you do not revoke this Agreement within seven (7) calendar days of signing it, then this Agreement becomes final and binding.

10.This Agreement supersedes any and all prior oral and/or written agreements between the Company and you, and sets forth the entire agreement between Company and you regarding the subject matter described herein as well as any other prior agreements or understandings between the Parties, except that the Assignment of Inventions and Confidentiality agreement and any Non-Competition/Non-Solicitation Agreement that you signed and any incentive compensation award agreement to which you are a party, your obligations under your Employment Agreement, and the obligations to pay or provide the Accrued Contractual Commitments, are not superseded and shall remain in full force and effect, without regard to whether such agreements were executed by you as a current employee of the Company or whether the agreement has been assigned to the Company since you signed. Employee Releasor acknowledges that Employee Releasor has not relied on any representations, promises, or agreements of any kind made to Employee Releasor in connection with Employee Releasor’s decision to accept this Agreement, except for those set forth in this Agreement. This Agreement may not be modified, altered or changed unless reduced to writing and signed by both Parties where specific reference is made to this Agreement. The Parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all Parties and not in favor of or against any party.

11.This Agreement shall take effect as an instrument under seal and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to its conflict of laws provision. Any action arising out of or relating to any of the provisions of this Agreement may, at the election of either party, be brought and prosecuted only in the courts of, or located in, the Commonwealth of Virginia, and in the event of such election, the parties hereto consent to the jurisdiction and venue of said courts. The terms of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms and conditions shall be enforced in full.

If the foregoing terms and conditions are acceptable to you, please confirm your acceptance of this Agreement by signing and returning to our attention the enclosed copy of this Agreement.

Very truly yours,

John Reing
Chief Human Resources Officer

Exhibit 99.1

CSRA Inc.

The foregoing terms and conditions, including specifically the releases set forth above, are hereby accepted as of the date of this Agreement, subject to the terms hereof.

By:____________________________

Date:___________________________